UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 16, 2026

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 36, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZG	The Nasdaq Global Select Market
Class C Capital Stock, par value $0.0001 per share	Z	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Chief Accounting Officer; Appointment of Principal Accounting Officer
Jennifer Rock has notified Zillow Group, Inc. (“Zillow” or “the Company”) that she will retire from her position as Zillow’s Chief Accounting Officer and principal accounting officer, effective September 17, 2026. Ms. Rock will remain employed by Zillow in an advisory role through March 1, 2027. Ms. Rock’s decision to retire was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles or practices, or financial disclosures.
In connection with this transition, on September 16, 2026, the board of directors of the Company (the “Board”) appointed Rikki Tremblay as Zillow’s Vice President, Principal Accounting Officer, effective September 17, 2026.
Ms. Tremblay, 41, has served in various roles at Zillow since December 2014. Prior to her appointment as Vice President, Principal Accounting Officer, Ms. Tremblay served as Vice President, Reporting, Technical Accounting and Controls from February 2025 to September 2026. She served as Senior Director, Reporting, Technical Accounting and Controls from February 2023 to February 2025; Senior Director, Financial Reporting and Technical Accounting from February 2019 to February 2023; and in various other financial reporting and accounting leadership positions from December 2014 to February 2019. Prior to joining Zillow, Ms. Tremblay served in various audit roles at Deloitte & Touche LLP from September 2009 to November 2014, most recently as an audit manager. Ms. Tremblay holds two B.A. degrees from the University of Washington and is a Certified Public Accountant licensed in the State of Washington.
There are no arrangements or understandings between Ms. Tremblay and any other persons pursuant to which Ms. Tremblay was appointed as the Company’s Vice President, Principal Accounting Officer. Ms. Tremblay does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Other than her employment relationship with the Company as disclosed herein and her compensation and benefits in connection with such employment relationship, there are no transactions in which Ms. Tremblay has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with Ms. Tremblay’s appointment as Vice President, Principal Accounting Officer, the Compensation Committee of the Board approved (1) an increase in her annual base salary to $400,000, effective September 17, 2026, and (2) an equity award under the Zillow Group, Inc. 2020 Incentive Plan in the form of stock options, restricted stock units, or a combination of both, subject to Ms. Tremblay’s election. The equity award will be calculated by dividing $500,000 by the average closing price of Zillow’s Class C capital stock measured over the 20-consecutive trading days prior to September 16, 2026, rounded down to the nearest whole share. The equity award will be granted on September 18, 2026 and will vest over four (4) years in sixteen (16) substantially equal quarterly installments.
Ms. Tremblay will enter into the Company’s standard form indemnification agreement providing contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted by the Washington Business Corporation Act, substantially in the form filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on February 17, 2015, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1*
Form of Indemnification Agreement between Zillow Group, Inc. and each of its directors and executive officers (Filed as Exhibit 10.9 to Registrant’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on February 17, 2015 and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Indicates a management contract or compensatory plan or arrangement.

Dated: September 17, 2026	ZILLOW GROUP, INC.

	By:	/s/ JEREMY HOFMANN
	Name:	Jeremy Hofmann
	Title:	Chief Operating Officer & Chief Financial Officer